EDWARDS, MELTON, ELLIS, KOSHIW & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

James R. Thompson, C.P.A.        2155 Butterfield Dr., Suite 305A       Anne Kelly Santo, C.P.A.
Richard A. Edwards, C.P.A.           Troy, Michigan 48084-3450          Sandra H. Gallagher, C.P.A.
Sophie Koshiw, C.P.A.                     (248) 643-4545                Eric J. Bowren, C.P.A.
ARthur L. Stanley, C.P.A.               Fax (248) 645-7392              David W. Armstrong, C.P.A.
Brian M. Melton, C.P.A.                       -----                     Ronald H. Simons, C.P.A.
Jeffrey B. Ellis, C.P.A.               206 S. Fourth Avenue             Matthew J. Krizan, C.P.A.
William E. Dover, C.P.A.             Ann Arbor, Michigan 48104          Martha J. Wright, C.P.A.
                                          (734) 662-0277                Jeffrey D. Miller, C.P.A.
                                        Fax (737) 662-5299


                                January 20, 2003


Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, DC  20549


Gentlemen:

     We have read item 4 of i-Track, Inc.'s Form 8-K dated December 19, 2002, and are in agreement with the statements contained in therein regarding our resignation as auditors.


/s/ EDWARDS, MELTON, ELLIS, KOSHIW & COMPANY, P.C.

Edwards, Melton, Ellis, Hoshiw & Company, P.C.















               MEMBERS OF PRIVATE PRACTICE AND SEC SECTION AICPA
 THE MICHIGAN AFFILIATE OF ACPA INTERNATIONAL WITH OFFICES IN PRINCIPAL CITIES
                                   WORLDWIDE